UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2024
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Fisker Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1888 Rosecrans Avenue
Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (833) 434-7537
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2024, William R. McDermott resigned from the board of directors (the “Board”) of Fisker Inc. (the “Company”) and the Audit Committee of the Board. Mr. McDermott’s employer requested Mr. McDermott resign for governance reasons to reduce the number of outside boards he serves on. Mr. McDermott’s resignation was not a result of any disagreement with the Company.

On April 3, 2024, the Board appointed John S. Dubel to the Board, effective immediately. Mr. Dubel will serve as a Class II director with a term to expire at the annual meeting of stockholders to be held in 2025. In connection with his appointment to the Board, the Board appointed him to serve on the Audit Committee of the Board (the “Audit Committee”).

There is no arrangement or understanding between Mr. Dubel and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Dubel and any director or executive officer of the Company.

As part of Mr. Dubel’s appointment to the Board, the Company and Mr. Dubel entered into an Independent Director Agreement dated April 3, 2024 (the “Independent Director Agreement”). Mr. Dubel’s compensation for his services as a director and member of the Audit Committee will be in accordance with the Independent Director Agreement, which provides a monthly fee of $35,000 (the “Monthly Fee”), pro-rated for any partial service. In addition to the fees set forth above, the Company shall pay directly or reimburse Mr. Dubel upon receipt of periodic billings, for all reasonable out-of-pocket expenses incurred in connection with his appointment. Further, in connection with his appointment as a director, Mr. Dubel will enter into an indemnification agreement with the Company consistent with the form agreement executed with each of the Company’s current directors.

Item 8.01    Other Events

As previously disclosed, the Company continues to evaluate strategic alternatives. Such alternatives may include in or out of court restructurings, capital markets transactions (subject to market conditions), repurchases, redemptions, exchanges or other refinancings of the Company’s existing debt, the potential issuance of equity securities, the potential sale of assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.

The Company has determined to withdraw all financial and operational guidance for the year 2024 that was previously disclosed by the Company on February 29, 2024, and will forego providing any updated guidance while it continues to evaluate strategic alternatives.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to Fisker’s ability to pursue and enter into a strategic transaction or seek a strategic transaction in bankruptcy protection. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; the consequences of any default or event of default under its debt documents; Fisker’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; Fisker’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; Fisker’s expectations regarding its ability to transition from a direct-to-consumer model to a dealer partner distribution model and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2024	FISKER INC.

	By:	/s/ Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker Chief Financial Officer and Chief Operating Officer
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